EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Corporate Communications Contact:
David Alpern, Interchange Corporation
dalpern@interchangeusa.com / (949) 789-5284 / Fax: (949) 784-0880
Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217
Interchange Reports Fourth Quarter and
Full Year 2005 Financial Results
Irvine, CA — February 21, 2006 — Interchange Corporation (Nasdaq: INCX), owner of Local.com, a leading local search engine, today reported its financial results for the fourth quarter 2005 and for the year ended December 31, 2005.
Fourth Quarter Results and Highlights:

—	Revenue was $3.4 million for the fourth quarter of 2005. Local search revenue was approximately $600,000, and national search revenue was approximately $2.8 million.

—	GAAP net loss was $3.0 million for the fourth quarter of 2005. Basic and diluted net loss per share was $0.33.

—	Non-GAAP net loss was $2.7 million for the fourth quarter of 2005 and was better than prior guidance of $2.9 — $3.0 million. Non-GAAP net loss excludes a one-time $337,000 (or $0.03 per share) impairment expense for the write-down of certain intangible assets related to an acquisition. Non-GAAP basic and diluted net loss per share was $0.30.

—	Cash and marketable securities were $14.3 million at December 31, 2005 with no material debt.

—	Hired VP Business Development & Sales, Peter Hutto.

—	Recognized by comScore Networks as the fastest growing website October-November 2005.

—	Traffic on Local.com grew to 6.9 million monthly unique visitors and 33 million page views in December.

—	Entered into a number of local search partnerships including Freedom Orange County Information, Morris Digital, Ingenio, ShopLocal and Insider Pages.
Full-Year 2005 Results:

—	Revenue was $18.1 million for the year ended December 31, 2005, a 5% decrease from revenue of $19.1 million for the year ended December 31, 2004.

—	Net loss was $6.5 million for the year ended December 31, 2005, a decrease from net income of $1.5 million for the year ended December 31, 2004. Basic and diluted net loss per share for 2005 was $0.75.

“We made significant progress in gaining and monetizing traffic on Local.com. Our team successfully executed on our local search initiatives and as a result, we achieved several growth milestones related to our traffic and financial targets. As part of our ongoing strategy to further increase traffic to Local.com, we recently launched our domain syndication network. Since the launch, we have continuously enhanced the search algorithms, site features and content of Local.com. As a result, earlier today we were pleased to announce the release of Local.com from beta.” said Heath Clarke, Interchange CEO. “Overall, 2005 was a transitional year in which we faced many challenges in our national search business. In 2006 we are focusing on capitalizing on the significant opportunities in local search. Our long term goal is to make Local.com number one in local search.”
The company believes that non-GAAP net income can provide meaningful comparisons of the company’s current operating performance with its historical results due to the non-recurring expenses during the fourth quarter of 2005. The company uses these non-GAAP financial measures for internal managerial purposes and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Non-GAAP measurements should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income to non-GAAP income is attached to the financial statements included in this press release.
Financial Guidance
The company expects first quarter 2006 revenue to be between $3.0 million and $3.2 million, which would represent a decrease of between 6% and 13% compared to fourth quarter 2005. Of this revenue, local search is expected to be between $900,000 and $1,000,000, which is an increase of between 51% and 68% over the fourth quarter 2005. The company expects net loss for the first quarter 2006 to be between $3.8 million and $4.0 million, which would be $0.42 to $0.44 per share. The loss per share forecast assumes 9.2 million outstanding shares.
The above guidance includes approximately $925,000 for non-cash effects of expensing stock options resulting from the adoption of Statement of Financial Accounting Standards No. 123(R) as required in the first quarter of 2006. Excluding this expense, non-GAAP net loss is expected to be between $2.9 million and $3.1 million for the first quarter of 2006. Non-GAAP basic and diluted net loss per share is expected to be between $0.32 and $0.34 per share.
The above guidance does not include any potential impairment of intangible assets from our acquisitions.
Conference Call and Webcast Information
Chairman and CEO Heath Clarke, COO Bruce Crair and CFO Doug Norman will participate in a conference call to discuss the results and outlook. The conference call will take place today, February 21, 2006 at 5:00 p.m. ET. Investors and analysts can participate in the call by dialing 1-800-289-0569 or 1-913-981-5542, pass code #6640359. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Interchange website at: http://ir.interchangeusa.com. A replay of the webcast will be available for 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Interchange
Interchange Corporation (NASDAQ: INCX) owns Local.com (www.local.com), a leading local-search engine that has grown to over 8 million visitors per month and is powered by the company’s proprietary Keyword DNA™ and local-web indexing technologies. The company serves local and national Internet, wireless and operator assisted local-search markets in the United States and Europe. Interchange generates revenue principally from paid-search advertising via partners such as SuperPages, LookSmart, Ingenio, ShopLocal.com and Contractors.com. The company recently launched a 60,000 strong domain syndication network in the United States, and has also announced plans to launch Local.com in Europe during 2006.

The company is headquartered in Irvine, California, with European headquarters in Stockholm, Sweden. For more information on Interchange, please visit: www.interchangeusa.com.
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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to stabilize our national paid search advertising business, our ability to operate, grow and monetize our local-search engine, Local.com, and incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, improve our filtering technologies expand our Advertiser and Distribution Networks, expand internationally, integrate the operations and effectively utilize the technology of Inspire, a Swedish Internet and wireless local-search technology company, which we recently acquired, integrate the operations and effectively utilize the technology of Inspire, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-QSB, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as if the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

INTERCHANGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,075	$24,617
Restricted cash	10	13
Marketable securities	13,244	10,388
Accounts receivable, net of allowances of $30 and $5, respectively	1,138	1,313
Deferred tax assets	—	678
Prepaid expenses and other current assets	377	260

Total current assets	15,844	37,269
Property and equipment, net	2,772	791
Intangible assets, net	3,760	—
Goodwill	12,445	—
Long-term restricted cash	166	51
Deposits	47	37

Total assets	$35,034	$38,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,798	$2,320
Accrued compensation	313	323
Payroll taxes payable	34	261
Accrued rent	575	—
Accrued royalties	496	—
Other accrued liabilities	631	378
Notes payable	84	—
Deferred revenue	295	498

Total current liabilities	4,226	3,780
Long term deferred tax liabilities	—	151

Total liabilities	4,226	3,931

Minority interest	(1)	—

Commitment and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding at December 31, 2005 and 2004	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,171,944 and 7,953,941 issued and outstanding at December 31, 2005 and 2004	—	—
Accumulated comprehensive loss	(151)	(36)
Additional paid-in capital	48,706	45,497
Accumulated deficit	(17,746)	(11,244)

Total stockholders’ equity	30,809	34,217

Total liabilities and stockholders’ equity	$35,034	$38,148

INTERCHANGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share data)

	Three months ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$3,420	$5,971	$18,139	$19,072

Operating expenses:
Search serving	1,851	3,071	10,707	9,698
Sales and marketing	1,723	1,125	6,025	3,774
General and administrative	1,057	921	3,930	2,634
Research and development	1,319	439	2,988	1,282
Amortization and write-down of intangibles	594	—	1,078	—
Non-cash equity based expense	(7)	2	95	13

Total operating expenses	6,537	5,558	24,823	17,401

Operating income (loss)	(3,117)	413	(6,684)	1,671
Interest and other income (expense)	57	188	680	(656)

Income (loss) before income taxes	(3,060)	601	(6,004)	1,015
Provision (benefit) for income taxes	(22)	(550)	498	(521)

Net income (loss)	$(3,038)	$1,151	$(6,502)	$1,536

Per share data:
Basic net income (loss) per share	$(0.33)	$0.20	$(0.75)	$0.53

Diluted net income (loss) per share	$(0.33)	$0.14	$(0.75)	$0.29

Basic weighted average shares outstanding	9,131,667	5,756,069	8,658,069	2,886,203
Diluted weighted average shares outstanding	9,131,667	8,242,489	8,658,069	5,369,623

INTERCHANGE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO PROFORMA NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss)	$(3,038)	$1,151	$(6,502)	$1,536
Write-down of intangible asset	(337)	—	(337)	—

Proforma net income (loss)	$(2,701)	$1,151	$(6,165)	$1,536

Per share data:
Basic net income (loss) per share	$(0.33)	$0.20	$(0.75)	$0.53

Diluted net income (loss) per share	$(0.33)	$0.14	$(0.75)	$0.29

Proforma basic net income (loss) per share	$(0.30)	$0.20	$(0.71)	$0.53

Proforma diluted net income (loss) per share	$(0.30)	$0.14	$(0.71)	$0.29

Basic weighted average shares outstanding	9,131,667	5,756,069	8,658,069	2,886,203
Diluted weighted average shares outstanding	9,131,667	8,242,489	8,658,069	5,369,623